Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made as of                     , 2007, by and among                      (the “Escrow Agent”), The Clorox Company, a Delaware corporation (“Purchaser”), Burt’s Bee’s, Inc., a Delaware corporation (the “Company”) and BBI Holdings LP, as Escrow Fund Recipient Agent (the “Escrow Fund Recipient Agent”) on behalf of the Escrow Fund Recipients (including the Securityholders (as of the Effective Time of the Merger) (the “Securityholders”)) of the Company. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

WITNESSETH

WHEREAS, the Company, Buzz Acquisition Corp., a Delaware corporation (“Merger Sub”), Purchaser, the Company and Escrow Fund Recipient Agent have entered into an Agreement and Plan of Merger dated as of October 30, 2007 in the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger”) with and into the Company, with the Company to be the surviving corporation of the Merger.

WHEREAS, this Escrow Agreement is the Escrow Agreement contemplated by the Merger Agreement to provide collateral for the indemnification obligations of the Company and the Securityholders pursuant to Article IX of the Merger Agreement and the Post-Closing Purchase Price Adjustment set forth in Section 2.12 of the Merger Agreement.

WHEREAS, pursuant to Section 2.11 of the Merger Agreement, Purchaser is depositing $25,000,000.00 of the Merger Consideration to be paid to the Escrow Fund Recipients into escrow with the Escrow Agent (the “Escrow Conisderation”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

1. Escrow.

(a) Escrow Fund. The Escrow Agent shall establish an account to receive, invest, hold and disburse the Escrow Consideration (the “Escrow Fund”) and the Escrow Earnings (defined below). The parties hereto hereby appoint, and the Escrow Agent hereby accepts such appointment as, and agrees to act as, the escrow agent to hold, safeguard and disburse the Escrow Fund and the Escrow Earnings (defined below) pursuant to the terms and conditions hereof.

(b) Investment of the Escrow Consideration.

(i) The Escrow Agent shall be permitted, and is hereby directed to, immediately after the Effective Time of the Merger deposit, transfer, hold, and invest the Escrow Consideration received under this Agreement, including principal and interest, in [Money Market Fund] that Purchaser and Escrow Fund Recipient Agent shall direct in writing. The Escrow Agent shall invest amounts held in the Escrow Fund in alternative investments in accordance with written instructions as may from time to time be provided to the Escrow Agent by each of Purchaser and Escrow Fund Recipient Agent.

(ii) The Escrow Agent shall be entitled to sell or redeem any such investments as necessary to make any payments or distributions required under this Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of such investment. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(iii) Proceeds of the sale of investments will be delivered on the business day on which the appropriate instructions are received by the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

(iv) Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

(c) Purpose of the Escrow Fund. The Escrow Fund shall be held by the Escrow Agent to provide a source of collateral for the indemnification obligations of the Company and the Securityholders pursuant to Article IX of the Merger Agreement and the Post-Closing Purchase Price Adjustment in Section 2.12 of the Merger Agreement.

(d) Escrow Period. The “Escrow Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) the Escrow Expiration Date and (ii) the Final Escrow Release Date. Purchaser and Escrow Fund Recipient Agent shall jointly deliver to Escrow Agent written notice upon the end of the Escrow Period.

(e) Instructions. All instructions required under this Agreement will be delivered to Escrow Agent in writing, in either original or facsimile form, executed by an Authorized Person (as hereinafter defined) of each of Purchaser and Escrow Fund Recipient Agent. The identity of such Authorized Persons, as well as their specimen signatures, will be delivered to Escrow Agent in the form of an Incumbency Certificate in the form of Exhibit B and will remain in effect until Purchaser or Escrow Fund Recipient Agent notifies Escrow Agent of any change in their respective appointed person(s) (“Authorized Persons”). In its capacity as Escrow Agent, Escrow Agent will accept all instructions and documents complying with the above in accordance with the terms and conditions hereof, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, Escrow Agent reserves the right to telephone an Authorized Person to confirm the details of such instructions or documents.

(f) Taxes and Tax Distributions.

(i) Ownership of Funds in Escrow. For U.S. federal income tax purposes, the parties hereto agree that, (i) Purchaser shall be treated as owning the funds in the Escrow Fund, (ii) all amounts paid to the Escrow Fund Recipients pursuant to this Agreement shall be treated as consideration paid for the Merger, except to the extent that any such payments (or any portion thereof) are required to be characterized as interest for U.S. federal income tax purposes, (iii) to the extent permitted under applicable law, the Merger shall be treated as involving the receipt of at least one payment after the close of the taxable year in which the Merger occurs for purposes of Section 453 of the Code, eligible to be reported as an installment sale.

(ii) Tax Distributions; Treatment of Escrow Fund Earnings. The Escrow Fund Recipients shall include in their respective taxable income all interest, dividends and other income earned on the amounts in the Escrow Fund (the “Escrow Earnings”), and the Escrow Agent shall make distributions to the Escrow Fund Recipients (“Tax Distributions”), at the end of each calendar quarter and upon the final distribution out of the Escrow Fund, of an amount equal to forty (40) percent of the Escrow Earnings. For purposes of this Escrow Agreement, at any point in time, sixty (60) percent of the Escrow Earnings shall be referred to as the “After-Tax Escrow Earnings.”

(iii) Attached hereto as Exhibit C are IRS Forms W-9 or IRS Forms W-8BEN, as applicable, completed by the Company and each of the Escrow Fund Recipients other than the Optionholders and the recipients of Transaction Bonus Payments. Each of Purchaser and the Escrow Fund Recipients shall, within 30 days after the date hereof, furnish the Escrow Agent any forms and documents that the Escrow Agent may reasonably request.

2. Fees and Expenses. The customary and reasonable annual and other administrative fees and expenses of the Escrow Agent (as set forth on the fee schedule attached as Schedule I) shall be paid one-half by Purchaser and one-half by the Escrow Fund Recipients. During the term of this Agreement, the Escrow Agent shall provide periodic invoices reflecting all fees and expenses to Purchaser and Escrow Fund Recipient Agent and one-half of such invoice will be payable by Purchaser and one-half by Escrow Fund Recipients; provided that Escrow Agent shall furnish such supporting information as is reasonably requested by Purchaser and the Escrow Fund Recipient Agent. Fees to be paid by Escrow Fund Recipients shall be paid from the funds contributed by each Escrow Fund Recipient.

3. Disbursement.

(a) Promptly after the Escrow Expiration Date, and except as set forth below, the Escrow Agent shall deliver to the Escrow Fund Recipients in accordance with the applicable Escrow Distribution Schedule (including with respect to delivery instructions) delivered by Escrow Fund Recipient Agent to each of Purchaser and the Escrow Agent pursuant to Section 9.2(c)(ii) of the Merger Agreement (i) the remaining portion of the Escrow Fund after the satisfaction of any Losses and any Post-Closing Purchase Price Reduction, and (ii) the portion of the After-Tax Escrow Earnings that bears the same proportion as the amount described in clause (i) of this sentence bears to the Escrow Fund. Notwithstanding the foregoing, the Escrow Period shall not terminate with respect to (i) such amount (or some portion thereof) of the Escrow Fund that is necessary in the reasonable judgment of Purchaser, subject to the objection of Escrow Fund Recipient Agent and the subsequent arbitration of the matter in the manner provided in Section 9.2(h) of the Merger Agreement, to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of the Escrow Period specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of the Escrow Period or any

Post-Closing Purchase Price Reduction not yet paid to Purchaser, and (ii) the portion of the After-Tax Escrow Earnings that bears the same proportion as the amount described in clause (i) of this sentence bears to the Escrow Fund. As soon as any such Loss or Post-Closing Purchase Price Reduction has been resolved, the Escrow Agent shall distribute to the Escrow Fund Recipients (i) the remaining portion of the Escrow Fund not required to satisfy any other such unresolved Loss or Post-Closing Purchase Price Reduction in accordance with the applicable Escrow Distribution Schedule, and (ii) the portion of the After-Tax Escrow Earnings that bears the same proportion as the amount described in clause (i) of this sentence bears to the Escrow Fund.

(b) Distributions to Optionholders and recipients of Transaction Bonus Payments. Any payments made pursuant to this Agreement to the Optionholders and recipients of Transaction Bonus Payments shall be made to the Company on their behalf and the Company shall distribute such amounts as soon as reasonably practicable, and in any event, within 2 business days, to the Optionholders and the recipients of Transaction Bonus Payments net of all applicable withholding Taxes. The Escrow Agent shall not pay any such amounts to the Escrow Fund Recipients (other than Goldman Sachs) prior to the payment to Goldman Sachs of such amounts payable to Goldman Sachs pursuant to this Agreement.

4. Claims Upon the Escrow Fund; Objections to Claims; Resolution of Conflicts.

(a) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before 5:00 p.m., California time, on the Escrow Expiration Date of an Officer’s Certificate: (i) stating that Purchaser has paid or reasonably anticipates that it will have to pay Losses or that it is due a Post-Closing Purchase Price Reduction and specifying an aggregate amount thereof, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, the basis for such anticipated liability, the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and if no objection is received from Escrow Fund Recipient Agent pursuant to Section 4(b) of this Agreement, the Escrow Agent shall, subject to the provisions of Section 4(b) hereof, deliver to Purchaser or its designee, as promptly as practicable, (i) an amount out of the Escrow Fund equal to such Losses or Post-Closing Purchase Price Reduction, and (ii) the portion of the After-Tax Escrow Earnings that bears same proportion as the amount described in clause (i) of this sentence bears to the Escrow Fund.

(b) Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to Escrow Fund Recipient Agent and for a period of twenty (20) days after such delivery, the Escrow Agent shall make no delivery to Purchaser of any amount from the Escrow Fund or the After-Tax Escrow Earnings pursuant to Section 4(a) hereof unless the Escrow Agent shall have received written authorization from Escrow Fund Recipient Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of funds from the Escrow Fund and the After-Tax Escrow Earnings in accordance with Section 4(a) hereof; provided, however, that no such payment or delivery may be made if Escrow Fund Recipient Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such twenty (20) day period.

(c) Resolution of Conflicts; Arbitration.

(i) In case Escrow Fund Recipient Agent shall object in writing to any claim or claims made in any Officer’s Certificate, Escrow Fund Recipient Agent and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Escrow Fund Recipient Agent and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute funds from the Escrow Fund and the After-Tax Escrow Earnings in accordance with the terms thereof.

(ii) If no such agreement can be reached within twenty (20) business days after delivery of Escrow Fund Recipient Agent’s written objection to Purchaser’s claim in the Officer’s Certificate notwithstanding good faith negotiation, either Purchaser or Escrow Fund Recipient Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Purchaser and Escrow Fund Recipient Agent shall, within twenty (20) days of the demand, mutually select one independent arbitrator with at least five (5) years relevant experience; provided, however, that if Purchaser and Escrow Fund Recipient Agent cannot agree upon one arbitrator during such twenty (20) day period, Purchaser and Escrow Fund Recipient Agent shall, within five (5) days following such twenty (20) day period, each select one arbitrator and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least five (5) years relevant experience. The arbitrator(s) shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator(s) shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, should the arbitrator(s) determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator (or, in the case of three arbitrators, a majority of the three arbitrators) as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 4.2(b) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund and/or the Escrow Earnings in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). The arbitrator(s) shall not award less than any amount of Losses conceded by Escrow Fund Recipient Agent as being properly payable from the Escrow Fund and/or the Escrow Earnings.

(iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York, under the Comprehensive Commercial Arbitration Rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

(iv) Each party shall bear its own fees and costs in connection with the arbitration. The fees, costs and expenses of the arbitration, if any, shall be apportioned between Purchaser, on the one hand, and the Escrow Fund Recipients, on the other, based upon the inverse proportion of the amount of disputed items resolved in favor of such party (i.e., so that the prevailing party bears a lesser amount of such fees and expenses). Fees to be paid by Escrow Fund Recipients shall be paid from the funds contributed by each Escrow Fund Recipient.

5. Limitation on Escrow Agent’s Liability. The Escrow Agent’s responsibilities and liabilities shall be limited as follows:

(a) The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Merger Agreement or any other agreement between the parties thereto. The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by Purchaser or Escrow Fund Recipient Agent of their respective obligations under the Merger Agreement or this Agreement, nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of any party to the Merger Agreement to honor any of the provisions of the Merger Agreement.

(b) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Agreement and the Merger Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Escrow Agreement or the Merger Agreement whether or not a copy and/or original of such agreement is held by Escrow Agent; and, the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement, instrument or document. All references in this Escrow Agreement to any other agreement (other than the Merger Agreement) are for the convenience of the parties other than the Escrow Agent, and the Escrow Agent has no duties or obligations with respect thereto.

(c) The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

(d) The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own fraud, gross negligence or willful misconduct.

(e) The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel, unless caused by or arising from its own fraud, gross negligence or willful misconduct.

(f) The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty (30) calendar days prior to the date specified for such resignation to take effect. In addition, Purchaser and Escrow Fund Recipient Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which, unless Purchaser and Escrow Fund Recipient Agent otherwise agree in writing, shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $500,000,000, shall be appointed by Purchaser with the approval of Escrow Fund Recipient Agent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Purchaser and Escrow Fund Recipient Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Fund and the After-Tax Escrow Earnings. All responsibilities of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation or removal and its sole responsibility thereafter shall be to hold the Escrow Fund and the After-Tax Escrow Earnings for a period of thirty (30) calendar days following the effective date of resignation or removal, at which time:

(1) if a successor Escrow Agent shall have been appointed and written notice thereof shall have been given to the resigning or removed Escrow Agent by parties hereto and the successor Escrow Agent, then the resigning Escrow Agent shall deliver the remaining Escrow Fund and the After-Tax Escrow Earnings to the successor Escrow Agent; or

(2) if a successor Escrow Agent shall not have been appointed, for any reason whatsoever, the resigning or removed Escrow Agent shall deliver the Escrow Fund and the After-Tax Escrow Earnings to a court of competent jurisdiction in the County of New York, New York and give written notice of the same to Purchaser and Escrow Fund Recipient Agent.

(g) Purchaser, on the one hand, and Escrow Fund Recipient Agent, on the other hand, shall each indemnify and hold the Escrow Agent harmless from and against one-half of all liabilities, causes of action, claims, demands, judgments, damages, reasonable costs and expenses (including reasonable attorneys fees and expenses) that may arise out of or in connection with the Escrow Agent’s good faith acceptance of and performance of its duties and obligations under this Agreement (including any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement), except to the extent related to acts or omissions of the Escrow Agent in bad faith constituting fraud, gross negligence or willful misconduct or otherwise in breach of this Agreement. The Escrow Fund and the After-Tax

Escrow Earnings shall be available for the satisfaction of any indemnification obligations pursuant to this Section 5(g); provided that the Escrow Agent shall not have any recourse to such amounts prior to Company and Escrow Fund Recipient Agent agreeing to provide such recourse (which agreement shall not be unreasonably withheld) or to Escrow Agent obtaining a final judgment or arbitral decision providing for such recourse in accordance herewith. The provisions of this Section 5(g) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(h) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Fund, the Escrow Earnings, and/or the After-Tax Escrow Earnings which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping and investment of the Escrow Fund, the Escrow Earnings, and/or the After-Tax Escrow Earnings) until such uncertainty or conflicting instructions have been resolved by alternative dispute resolution, to the Escrow Agent’s sole satisfaction, pursuant to Section 6 hereof or by final judgment of a court of competent jurisdiction, joint written instructions executed by all parties hereto, or otherwise. In the event that any controversy arises between one or more of the parties hereto or any other party with respect to this Agreement, the Escrow Fund, the Escrow Earnings, and/or the After-Tax Escrow Earnings, the Escrow Agent shall not be required to determine the proper resolution of such controversy or the proper disposition of the Escrow Fund, the Escrow Earnings, and/or the After-Tax Escrow Earnings, as applicable, and shall have the absolute right, in its sole discretion, to deposit the cash remaining in the Escrow Fund and the After-Tax Escrow Earnings with the clerk of a court of competent jurisdiction specified in Section 5 hereof, file a suit in interpleader in that court and obtain an order from that court requiring all parties involved to resolve their respective claims to the Escrow Fund and the After-Tax Escrow Earnings pursuant to Section 6. Upon the deposit by the Escrow Agent of the Escrow Fund and the After-Tax Escrow Earnings with the clerk of that court in accordance with this provision, the Escrow Agent shall be relieved of all further obligations.

6. Dispute Resolution/Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b) Subject to Section 4(c)(iii), the parties hereto intend that all disputes between the parties arising out of or related to this Agreement (or with respect to the Purchaser and Escrow Fund Recipient Agent) or the transactions contemplated hereby or thereby shall be settled by the parties amicably through good-faith discussions upon the written request of any party.

(c) In the event that any such dispute cannot be resolved thereby within a period of twenty (20) days after such notice has been given, such dispute shall be resolved by binding arbitration, which shall take place in the County of New York, New York, administered by and in accordance with the then-existing Comprehensive Commercial Arbitration Rules of the Judicial Arbitration and Mediation Services, Inc.

(d) An award rendered in connection with an arbitration pursuant to this Section 6 shall be final and binding upon the parties, and the parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrations set forth in the award, and judgment upon any award rendered by the arbitrators may be entered by any state or federal court having jurisdiction thereof.

(e) This Section 6 is subject to the terms of Section 9 hereof.

7. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by fax (with immediate confirmation) or nationally recognized overnight courier service, as follows:

if to Purchaser, to:

The Clorox Company

1221 Broadway Street

Oakland, CA 94612

Attn: Laura Stein, Esq.

         General Counsel

Fax: (510) 271-1652

with a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attn: Robert S. Townsend

Fax: (415) 268-7522

if to Escrow Fund Recipient Agent, to:

BBI Holdings LP

c/o AEA Investors LLC

65 East 55th Street

New York, New York 10022

Attn: General Counsel

Fax: (212) 702-0518

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn: Steven J. Steinman

Fax: (212) 859-4000

If to the Escrow Agent, to:

[•]

[•]

[•]

Attn:

Fax:

8. Interpretation and Construction of Agreement.

(a) Unless the context shall otherwise require, any pronoun herein shall include the corresponding masculine, feminine, and neuter forms, and words using the singular or plural number shall also include the plural or singular number, respectively. The words “include,” “includes” and “including” herein shall be deemed to be followed by the phrase “without limitation” and the word “or” shall include the meaning “either or both.” All references herein to sections, exhibits, and schedules shall be deemed to be references to sections of, and exhibits and schedules to, this Agreement unless the context shall otherwise require. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference herein to any agreement, other instrument, statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

(b) Purchaser and Escrow Fund Recipient Agent acknowledge that each has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) Any reference herein to a “day” or a number of “days” (without the explicit qualification of “business”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.

9. Specific Performance. Each party agrees that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party accordingly agrees that the other parties shall be entitled to specifically enforce this Agreement and to obtain an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, in each instance without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law.

10. Counterpart Signatures, Facsimile Delivery. This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11. Entire Agreement. Except with respect to the Purchaser and Escrow Fund Recipient Agent for the applicable provisions of the Merger Agreement (which shall control in the event of any conflict with this Agreement), this Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and (b) supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

12. Amendment; Waiver; Requirement of Writing. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Purchaser and Escrow Fund Recipient Agent and the Escrow Agent. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof, and any such term or condition may be modified at any time by an agreement in writing executed by each of the parties hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

13. Expenses. Except as otherwise provided in Section 2, each of the parties hereto shall pay, without right of reimbursement from the other party, all the costs incurred by it incident to the preparation, execution, and delivery of this Agreement or the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

14. No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, other than the parties, their successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provision hereof or thereof.

15. Disclaimer of Agency. Except for any provisions herein expressly authorizing one party to act for another, this Agreement shall not constitute any party as a legal representative or agent of any other party, nor shall a party have the right or authority to assume, create, or incur any liability of any kind, expressed or implied, against or in the name or on behalf of any other party or any of such other party’s affiliates.

16. Relationship of the Parties. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or joint venture relationship among the parties hereto or any of their affiliates for any purpose, including tax purposes.

17. Assignment. This Agreement and the rights and obligations of each party hereunder or thereunder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Escrow Fund Recipient Agent shall not assign this Agreement without the prior written consent of Purchaser. Assignment by Escrow Agent shall be governed by Section 5 hereof.

18. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by it or by an officer or representative thereunto duly authorized, all as of the date first written above.

PURCHASER:	THE CLOROX COMPANY a Delaware corporation

By:
Name:
Title:

COMPANY:	BURT’S BEES, INC.

By:
Name:
Title:

ESCROW AGENT:	[NAME OF ESCROW AGENT] Escrow Agent

By:
Name:
Title:

ESCROW FUND RECIPIENT AGENT:	BBI HOLDINGS LP

	By:	AEA BBI Holdings LLC, Its General Partner

By:
Name:
Title:

Signature Page to Escrow Agreement

Exhibit A

Merger Agreement

Exhibit A-1

Exhibit B-1

Form of Incumbency Certificate – Escrow Fund Recipient Agent

BBI HOLDINGS LP

INCUMBENCY CERTIFICATE

I, _____________________, being the duly elected, qualified and acting _____________ of BBI Holdings LP (“Escrow Fund Recipient Agent”), do hereby certify that each of the following persons is at the date hereof an “Authorized Person” as such term is defined in that certain Escrow Agreement, dated _________ ___, 2007, by and among The Clorox Company, a Delaware corporation, [Escrow Agent] and Escrow Fund Recipient Agent, and that the signature appearing opposite each person’s name is the true and genuine signature of such person.

Name	Title	Signature
__________________________________	__________________________________	__________________________________
__________________________________	__________________________________	__________________________________

IN WITNESS WHEREOF, I have hereunto signed my name as of this              day of                     , 2007.

Name:
Title:

Exhibit B-1

Exhibit B-2

Form of Incumbency Certificate – Purchaser

THE CLOROX COMPANY

INCUMBENCY CERTIFICATE

I, _________________, being the duly elected, qualified and acting __________ of The Clorox Company, a Delaware corporation (“Purchaser”), do hereby certify that each of the following persons is at the date hereof an “Authorized Person” as such term is defined in that certain Escrow Agreement, dated ________ ___, 2007, by and among Purchaser, [Escrow Agent] and _______________ as Escrow Fund Recipient Agent and that the signature appearing opposite each person’s name is the true and genuine signature of such person.

Name	Title	Signature
__________________________________	__________________________________	__________________________________
__________________________________	__________________________________	__________________________________

IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of _______________, 2007.

Name: Title:

Exhibit B-2

Schedule I

Exhibit C

IRS Form W-9

Exhibit C